As filed with the Securities and Exchange Commission on December 19, 2012

Registration Statement No. 333-160724

Registration Statement No. 333-160267

Registration Statement No. 333-141303

Registration Statement No. 333-131854

Registration Statement No. 333-131425

Registration Statement No. 333-129071

Registration Statement No. 333-127653

Registration Statement No. 333-125417

Registration Statement No. 333-120924

Registration Statement No. 333-117694

Registration Statement No. 333-116111

Registration Statement No. 333-113766

Registration Statement No. 333-111883

Registration Statement No. 333-109792

Registration Statement No. 333-107147

Registration Statement No. 333-91930

Registration Statement No. 333-84642

Registration Statement No. 333-59898

Registration Statement No. 333-47414

Registration Statement No. 333-33380

Registration Statement No. 033-91452

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Registration Statement No. 333-160724

Post-Effective Amendment No. 1 to Registration Statement No. 333-160267

Post-Effective Amendment No. 1 to Registration Statement No. 333-141303

Post-Effective Amendment No. 1 to Registration Statement No. 333-131854

Post-Effective Amendment No. 2 to Registration Statement No. 333-131425

Post-Effective Amendment No. 1 to Registration Statement No. 333-129071

Post-Effective Amendment No. 1 to Registration Statement No. 333-127653

Post-Effective Amendment No. 1 to Registration Statement No. 333-125417

Post-Effective Amendment No. 1 to Registration Statement No. 333-120924

Post-Effective Amendment No. 1 to Registration Statement No. 333-117694

Post-Effective Amendment No. 1 to Registration Statement No. 333-116111

Post-Effective Amendment No. 1 to Registration Statement No. 333-113766

Post-Effective Amendment No. 1 to Registration Statement No. 333-111883

Post-Effective Amendment No. 1 to Registration Statement No. 333-109792

Post-Effective Amendment No. 1 to Registration Statement No. 333-107147

Post-Effective Amendment No. 1 to Registration Statement No. 333-91930

Post-Effective Amendment No. 1 to Registration Statement No. 333-84642

Post-Effective Amendment No. 1 to Registration Statement No. 333-59898

Post-Effective Amendment No. 1 to Registration Statement No. 333-47414

Post-Effective Amendment No. 1 to Registration Statement No. 333-33380

Post-Effective Amendment No. 1 to Registration Statement No. 033-91452

on

FORM S-3

Par Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	84-1060803
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1301 McKinney, Suite 2025

Houston, Texas 77010

(713) 969-3293

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

R. Seth Bullock

Chief Financial Officer

Par Petroleum Corporation

1301 McKinney, Suite 2025

Houston, Texas 77010

(713) 969-3293

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

E. James Cowen

Porter Hedges LLP

1000 Main Street, 36th Floor

Houston, Texas 77002

Telephone: (713) 226-6000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Deregistration of Securities

This Post-Effective Amendment on Form S-3 relates to the following registration statements on Form S-3 (collectively, the “Registration Statements”) of Par Petroleum Corporation, formerly known as Delta Petroleum Corporation (the “Company”):

•

Registration Statement No. 333-160724, pertaining to the registration of 93,797,701 shares of common stock of the Company for resale by certain of the Company’s stockholders for their own account, which was filed with the Securities and Exchange Commission (the “SEC”) on July 21, 2009 and amended on September 4, 2009 and May 5, 2010

•

Registration Statement No. 333-160267, pertaining to the registration of 1,000,000 shares of common stock of the Company for resale by certain of the Company’s stockholders for their own account, which was filed with the SEC on June 26, 2009

•

Registration Statement No. 333-141303, pertaining to the registration of 754,000 shares of common stock of the Company for resale by certain of the Company’s stockholders for their own account, as well as the registration of an indeterminate additional amount of shares of common stock of the Company for resale by certain of the Company’s stockholders for their own account, which was filed with the SEC on March 14, 2007

•

Registration Statement No. 333-131854, pertaining to the registration of 1,023,401 shares of common stock of the Company for resale by certain of the Company’s stockholders for their own account, which was filed with the SEC on February 14, 2006

•

Registration Statement No. 333-131425, pertaining to the offering of up to $300 million of the Company’s senior and subordinated debt securities, common stock, preferred stock, warrants to purchase any of the other securities that may be sold under that Registration Statement and senior or subordinated unsecured guarantees of debt securities, which was filed with the SEC on February 1, 2006 and amended on May 4, 2006

•

Registration Statement No. 333-129071, pertaining to the registration of 5,405,418 shares of common stock of the Company for resale by certain of the Company’s stockholders for their own account, which was filed with the SEC on October 17, 2005 and amended on November 28, 2005

•

Registration Statement No. 333-127653, pertaining to the registration of 50,000 shares of common stock of the Company for resale by certain of the Company’s stockholders for their own account, which was filed with the SEC on August 18, 2005

•

Registration Statement No. 333-125417, pertaining to the registration of 235,836 shares of common stock of the Company for resale by certain of the Company’s stockholders for their own account, which was filed with the SEC on June 1, 2005

•

Registration Statement No. 333-120924, pertaining to the registration of 675,000 shares of common stock of the Company for resale by certain of the Company’s stockholders for their own account, which was filed with the SEC on December 1, 2004

•

Registration Statement No. 333-117964, pertaining to the registration of 6,031,250 shares of common stock of the Company for resale by certain of the Company’s stockholders for their own account, which was filed with the SEC on July 27, 2004

•

Registration Statement No. 333-116111, pertaining to the registration of 2,285,000 shares of common stock of the Company for resale by certain of the Company’s stockholders for their own account, which was filed with the SEC on June 3, 2004 and amended on July 15, 2004

•

Registration Statement No. 333-113766, pertaining to the registration of 4,429,750 shares of common stock of the Company for resale by certain of the Company’s stockholders for their own account, which was filed with the SEC on March 19, 2004 and amended on May 12, 2004 and May 27, 2004

•

Registration Statement No. 333-111883, pertaining to the registration of 773,500 shares of common stock of the Company for resale by certain of the Company’s stockholders for their own account, which was filed with the SEC on January 13, 2004

•

Registration Statement No. 333-109792, pertaining to the registration of 1,000,000 shares of common stock of the Company for resale by certain of the Company’s stockholders for their own account, which was filed with the SEC on October 17, 2003

•

Registration Statement No. 333-107147, pertaining to the registration of 200,000 shares of common stock of the Company for resale by certain of the Company’s stockholders for their own account, as well as the registration of an indeterminate additional amount of shares of common stock of the Company for resale by the Company’s stockholders for their own account, which was filed with the SEC on July 18, 2003

•

Registration Statement No. 333-91930, pertaining to the registration of 9,631,250 shares of common stock of the Company for resale by certain of the Company’s stockholders for their own account, which was filed with the SEC on July 3, 2002

•

Registration Statement No. 333-84642, pertaining to the registration of 1,641,145 shares of common stock of the Company for resale by certain of the Company’s stockholders for their own account, which was filed with the SEC on March 20, 2002 and amended on April 11, 2002 and May 10, 2002

•

Registration Statement No. 333-59898 (originally filed on Form S-1), pertaining to the registration of 550,000 shares of common stock of the Company underlying warrants for resale by certain of the Company’s stockholders for their own account, which was filed with the SEC on May 1, 2001 and amended on August 31, 2001, November 30, 2001, December 21, 2001, August 9, 2002 and February 27, 2003

•

Registration Statement No. 333-47414 (originally filed on Form S-1), pertaining to the registration of 4,279,737 shares of common stock of the Company, including 1,475,000 shares underlying warrants and options, for resale by certain of the Company’s stockholders for their own account, which was filed with the SEC on October 5, 2000 and amended on February 6, 2001, March 20, 2001, July 3, 2001, August 31, 2001 and December 5, 2001

•

Registration Statement No. 333-33380, pertaining to the registration of 1,328,000 shares of common stock of the Company for resale by certain of the Company’s stockholders for their own account, which was filed with the SEC on March 28, 2000 and amended on March 29, 2000

•

Registration Statement No. 033-91452, pertaining to the registration of 689,500 shares of common stock of the Company for resale by certain of the Company’s stockholders for their own account, which was filed with the SEC on April 21, 1995 and amended on October 31, 1995, October 21, 1997, December 19, 1997, June 23, 1998, October 14, 1998, November 25, 1998, December 29, 1998, February 18, 1999, and April 29, 1999

As previously disclosed, on December 16, 2011, Delta Petroleum Corporation and its subsidiaries Amber Resources Company of Colorado, DPCA, LLC, Delta Exploration Company, Inc., Delta Pipeline, LLC, DLC, Inc., CEC, Inc. and Castle Texas Production Limited Partnership filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On January 6, 2012, Castle Exploration Company, Inc., a subsidiary of Delta Pipeline, LLC (collectively, with Delta Petroleum Corporation and the aforementioned subsidiaries, the “Debtors”), also filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. The Debtors’ chapter 11 cases were consolidated for the purpose of joint administration under the caption In re Delta Petroleum Corporation, et al., Case No. 11-14006 (KJC) (the “Chapter 11 Cases”). On August 16, 2012 (the “Confirmation Date”), the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Third Amended Joint Chapter 11 Plan of Reorganization of Delta Petroleum Corporation and Its Debtor Affiliates dated August 13, 2012 (as confirmed, the “Plan”). On August 31, 2012 (the “Effective Date”), the Debtors consummated their reorganization under the Bankruptcy Code and the Plan became effective. On the Effective Date, Delta Petroleum Corporation changed its named to Par Petroleum Corporation.

Pursuant to the Plan, on the Effective Date, all shares of the Company’s common stock outstanding prior to the Effective Date were cancelled. As a result, there will be no future offers or sales under the Registration Statements. As the Company has no obligation to keep the Registration Statements effective, this Post-Effective Amendment is being filed to deregister all of the securities previously registered under the Registration Statements that remain unsold or unissued, as applicable, as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this post-effective amendment to the registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized.

PAR PETROLEUM CORPORATION

Date: December 19, 2012	By:	/s/ R. Seth Bullock
R. Seth Bullock
Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John T. Young, Jr. and R. Seth Bullock, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity In Which Signed	Date

/s/ John T. Young, Jr.	Chief Executive Officer (Principal Executive Officer)	December 19, 2012
John T. Young, Jr.

/s/ R. Seth Bullock	Chief Financial Officer (Principal Financial and Accounting Officer)	December 19, 2012
R. Seth Bullock

/s/ Jacob Mercer	Director	December 19, 2012
Jacob Mercer

/s/ Benjamin Lurie	Director	December 19, 2012
Benjamin Lurie

/s/ William Monteleone	Director	December 19, 2012
William Monteleone

/s/ Michael R. Keener	Director	December 19, 2012
Michael R. Keener

/s/ L. Melvin Cooper	Director	December 19, 2012
L. Melvin Cooper